Exhibit 10.1
Execution Copy 05-12-10
BUSINESS TERMINATION AGREEMENT
between
the Iowa Tribe of Oklahoma and its Affiliates
and
Lakes Iowa Management, LLC and its Affiliates
THIS BUSINESS TERMINATION AGREEMENT (“Agreement”) is made this 12th day of May, 2010, by and among the Iowa Tribe of Oklahoma (“Iowa Tribe”), its governmental components and instrumentalities, including Cimarron Casino Enterprise and Ioway Casino Enterprise (collectively, “Iowa”) and Lakes Iowa Consulting, LLC and Lakes Iowa Management, LLC (collectively, “Lakes”), on behalf of themselves and Affiliates of each as listed on Schedule A hereto (collectively, the “Parties” and each, a “Party”).
I. Purpose of Agreement
          Each of the Parties enter into this Agreement for the purpose of severing the business relationship between and among the Parties, terminating, rescinding and revoking all prior understandings, contracts and agreements between and among the Parties and their officers, employees, contractors and affiliates, except as provided for herein, and settling and resolving for all time and all purposes all known or unknown, direct or indirect, claims, causes of action, business disputes and other disagreements of, between or among the Parties arising from any dealings or relationships of, between or among the Parties existing as relating to or resulting from the contracts, resolutions and decisions set forth on Schedule B (the “Claims”).
II. Terms of Business Termination
          In consideration of the mutual promises set forth herein, and to accomplish the purposes stated above, the Parties agree as follows:
1.	Fees due and payable from Iowa to Lakes through April 30, 2010 in connection with Iowa’s Cimarron Casino shall be paid by Iowa to Lakes in the normal course of business.

2.	Iowa agrees to pay Lakes a total of four million five hundred thousand dollars ($4,500,000) (the “Termination Amount”) in accordance with the following schedule:
a.	One million dollars ($1,000,000.00) to be paid within two business days of the date of execution of this Agreement; and

b.	The sum of three million five hundred thousand dollars ($3,500,000), to be paid on June 15, 2010 and on the 15th day of each month thereafter in 14 monthly installments of two hundred and thirty three thousand dollars and thirty-three cents ($233,333.33) and a final payment in the amount of two hundred and thirty three thousand dollars and thirty-eight cents ($233,333.38) (collectively, “Installment Payments”).

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3.	The Parties acknowledge the existence of a depository account into which all revenues of the Cimarron Casino are deposited and which is governed by a dominion account agreement executed by and among certain of the Parties. The Parties agree to cooperate in the modification, and to seek consent of any third parties required to approve any modification, of the dominion account agreement to provide that the Installment Payments be paid directly from such depository account to Lakes. The Parties agree to cooperate to provide Lakes with the same level of security and collateral as it currently has under the dominion account agreement in the event that (a) any required consent is not obtained or (b) the Parties otherwise mutually determine an alternative arrangement is necessary to provide Lakes with such level of security and collateral. Should Iowa fail for any reason to pay timely the amounts due under this Agreement, then in that event, Lakes may notice the Business Committee of the Iowa Tribe in writing addressed to the published address of the headquarter offices of the Iowa Tribe of such failure and default. If such failure and default remains uncured for a period of thirty (30) days, Lakes may rely on collection remedies available under Article 10 of the Management Agreement for the Cimarron Gaming Facility between Cimarron Casino Enterprise, the Iowa Tribe of Oklahoma and Lakes Iowa Management, LLC, as approved by the Chairman of the National Indian Gaming Commission on April 28, 2006 (“Management Agreement”), for collection of such noticed amount due. In addition, such failure or default under this Agreement shall be resolved pursuant to the dispute resolution procedures and other provisions set forth in Article 10 of the Management Agreement. Article 10 of the Management Agreement shall remain in full force and effect until the final Installment Payment is received by Lakes pursuant to this Agreement.

4.	Iowa may prepay the Installment Payments at any time and from time to time. Any such prepayment will be applied to the Installment Payments in inverse order of maturity. So long as all Installment Payments that are or have become due have been paid, any such prepayment made during the first twelve months after the date of this Agreement will be entitled to a six percent (6%) discount on the Installment Payment amount so prepaid. No discount will be applied to any prepayment of Installment Payments made from and after the first anniversary date of this Agreement.

5.	In exchange for these payments and the undertakings set forth in this Agreement, the Parties agree to mutually release one another from all prior obligations, responsibilities, and duties unless otherwise specified herein effective May 1, 2010.

6.	The Business Committee of the Iowa Tribe agrees it will join Lakes’ motion for entry of an order by the Iowa Gaming Commission (a) granting dismissal with prejudice of all matters relating to the licensing of Lakes and any of its Affiliates and associated individuals, and (b) ordering placement of the applications and licenses of Lakes, and any of its Affiliates and associated individuals on permanent inactive status because such applications and licenses shall be rendered moot as a result of this Agreement.

7.	The effectiveness of this Agreement is contingent upon the entry of an order by the Iowa Gaming Commission (a) granting dismissal with prejudice of all matters relating to the licensing of Lakes and any of its Affiliates and associated individuals, and (b) ordering placement of the applications and licenses of Lakes, and any of its Affiliates and

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associated individuals on permanent inactive status because such applications and licenses shall be rendered moot as a result of this Agreement. In the event that the Iowa Gaming Commission does not issue the order referenced above by the close of business on May 13, 2010, this Agreement shall be null and void.
III. No Admission of Liability
     The payments and undertakings made or to be made by the Parties pursuant to this Agreement are being made to resolve disputed claims. Each Party specifically denies any wrongdoing toward another Party, and specifically denies that they have any liability to another Party.
IV. Mutual Release
     Each Party hereby releases and discharges each and every other Party, and agrees to cause their affiliates and their affiliates’ members, officers, directors, stockholders, heirs, agents, assigns, affiliates, predecessors and successors, to release and discharge each and every other Party, from all known or unknown, direct or indirect, claims, liabilities, demands, causes of action, and damages, of whatever kind or nature, which a Party had, has, or claims to have or had, either individually or jointly, against another Party in connection with the Claims. This release extends and applies to all other unknown, unforeseen, unanticipated, and unsuspected injuries, damages, losses, and liabilities, and the consequences thereof, as well as those now disclosed and known to exist, relating to the Claims. For purposes of this Section IV, the term “Party” includes the Party, its members, officers, directors, heirs, agents, affiliates, assigns, predecessors and successors, as well as a Party’s affiliates’ members, officers, directors, heirs, agents, affiliates, assigns, predecessors and successors.
V. Binding Effect of Agreement
     The Parties agree that this Agreement is binding on and shall inure to the benefit of the Parties hereto and their respective legal representatives, successors, heirs and assigns.
     Each Party warrants that he, she or it has the authority to enter into this Agreement and the representatives executing this Agreement have authority to bind the entity on whose behalf they sign. Each Party also warrants that, upon execution, this Agreement will be binding upon and enforceable against such Party. Each Party further acknowledges that it has been represented by counsel in the negotiation and execution of this Agreement and its executing representatives have read and fully understand this Agreement’s terms.
VI. Confidentiality
     The Parties and their attorneys acknowledge that confidentiality is of the essence and, except as set forth below, they agree to keep confidential and secret the terms of this Agreement and to make no statement or take any other action, direct or indirect whatsoever, which might result in the disclosure or any publicity to any third party concerning the terms of this Agreement. The Parties shall only be entitled to disclose the terms of this Agreement in the event they are required to do so by order of a court of competent jurisdiction, to the extent disclosure is required by rule or regulation of a governmental authority (including securities laws

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requirements), to the extent agreed to by a majority in number of all Parties hereto, or to their accountants and attorneys to the extent necessary to receive professional advice.
VII. Other
     The Parties hereto shall bear all attorney’s fees and costs arising from the actions of their own attorneys in connection with the negotiation and preparation of this Agreement, and the matters and documents referred to herein.
     This Agreement, with the attachments, contains the entire agreement of the Parties and may not be amended in any way except in a writing signed by all of the Parties.
     The Parties do further declare that no promises have been made which are not expressed herein. The terms of the Agreement are contractual and not merely recital. The Parties hereto further expressly state that it is their intention to completely and forever resolve the differences between them relating to the claims asserted or which could be asserted.
     It is further agreed and the Parties hereby covenant unto each other Party that they have not, as of the date of this Agreement, transferred, assigned, or sold any claim or cause of action which they may have or have had against any other Party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the above written date.

Cimarron Casino Enterprise, a governmental component and instrumentality of the Iowa Tribe		Lakes Iowa Management, LLC

By:	/s/ Janice Rowe-Kurak	By:	/s/ Timothy J. Cope

	Janice Rowe-Kurak		Timothy J. Cope
	Its: Chairwoman		Its: President and Chief Financial Officer

Lakes Iowa Consulting, LLC
By:	/s/ Renee Prince
Renee Prince
	Its: Secretary Pro Tem	By:	/s/ Timothy J. Cope

Timothy J. Cope
Its: President and Chief Financial Officer

Iowa Tribe of Oklahoma, a federally-recognized Indian tribe

By:	/s/ Janice Rowe-Kurak

Janice Rowe-Kurak
Its: Chairwoman

By:	/s/ Renee Prince

Renee Prince
Its: Secretary Pro Tem

Cimarron Casino Enterprise, a governmental component and instrumentality of the Iowa Tribe

By:	/s/ Janice Rowe-Kurak

Janice Rowe-Kurak
Its: Chairwoman

By:	/s/ Renee Prince

Renee Prince
Its: Secretary Pro Tem

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Schedule A
The Parties
1.	Any party to this Agreement or any other agreement, contract and instrument described on Schedule B.

2.	Any Affiliate of any party to this Agreement or any other agreement, contract and instrument described on Schedule B.

3.	Any officers, directors, employees, contractors, agents and Affiliates of any Party, or its Affiliates, to this Agreement or any other agreement, contract and instrument described on Schedule B.

4.	Any Lakes Iowa associated individuals.
“Affiliates” herein shall mean with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including the terms controlling, controlled by, or under common control with) means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, partnership or member interests, by contract or otherwise.
“Person” herein shall mean any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, Indian tribe, commission, instrumentality, firm, joint venture, Governmental Authority, or otherwise.
“Lakes Iowa associated individuals” herein shall mean Lakes Iowa Management, LLC (“Lakes Iowa”) and its associated individuals who have been issued a Notice of Suitability Hearing dated April 29, 2010 by the Iowa Gaming Commission, including the following: Lakes Iowa’s parent company, Lakes Entertainment, Inc. and Affiliates, Lyle Berman, Tim Cope, Will Jones, Beth Spindler, Rick Walters, Diane Stone, Lisa Hjortaas, Brad Colbert, Fred Doyle, Eric Strand, Leon Brown, Blake Lyon, Jeff Easton, Scott Just, Mike Montross, Nigel Nightingale, Roger Roden, Larry Barenbaum, Rick White, Scott Schwinghammer, Ray Moberg, Neil Sell, and any other individual employed by or acting on behalf of Lakes Iowa in connection with its management services for the Iowa Cimarron Casino.

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Schedule B
The Contracts
1. Cimarron Casino Project
     a. Management Contract dated March 23, 2006
9 Exhibit A — Legal Description of Gaming Site
9 Exhibit B — Cimarron Casino Resolution of Approval and Grant of Limited Waiver of Immunity from Suit
9 Exhibit C — Iowa Tribe Resolution of Approval and Grant of Limited Waiver of Immunity from Suit
     b. Transaction Documents dated March 23, 2006 related to Management Contract
9 Scope of Project Description Sheet for Iowa Cimarron Casino Project Facilities
9 Operating Note
9 Dominion Account Agreement
9 Security Agreement with 9 UCC-1 Financing Statement forms (and 9 Exhibit A and 9 Schedule I thereto)
9 Indemnity Agreement
     c. Cimarron Casino related documents including:
☐ Gaming Operations Consulting Agreement dated January 27, 2005 between Iowa Corp, the Iowa Tribe and Lakes Iowa Consulting, LLC
☐ Iowa Corp Resolution IC-05-01 regarding Limited Waiver of Sovereign Immunity (Consulting Agreement)
☐ Iowa Tribe Resolution I-05-08 regarding Limited Waiver of Sovereign Immunity (Consulting Agreement)
☐ Assignment and Assumption Agreement (Consulting) dated December 1, 2005, and ☐ Iowa Corp Resolution IC-05-07 regarding approval of the assignment and assumption
☐ Iowa Tribe Resolution I-05-98 regarding approval of the assignment and assumption
☐ Cimarron Casino Resolution I-CCE-05-04 regarding approval of the assignment and assumption
☐ March 23, 2006 Amendment to Gaming Operations Consulting Agreement
☐ Iowa Tribe Resolution I-06-30 regarding approval of and waiving sovereign immunity in connection with the March 23, 2006 Amendment

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☐ Cimarron Casino Resolution I-CCE-06-05 regarding approval of and waiving sovereign immunity in connection with the March 23, 2006 Amendment
☐ Cimarron Casino Note dated March 23, 2006
☐ Tribal Agreement (Lakes Iowa Consulting — Cimarron Casino) dated January 27, 2005 between the Iowa Tribe and Lakes Iowa Consulting, LLC
9 Assignment and Assumption Agreement (Management) dated December 1,2005
9 Iowa Corp Resolution IC-05-08 regarding approval of the assignment and assumption
9 Iowa Tribe Resolution I-05-99 regarding approval of the assignment and assumption
9 Cimarron Casino Resolution I-CCE-05-05 regarding approval of the assignment and assumption
9 Tribal Agreement (Lakes Management — Cimarron Casino) dated March 23, 2006 between the Iowa Tribe and Lakes Iowa Management, LLC
9 Iowa Tribe Resolution I-06-29 approving and waiving sovereign immunity in connection with the Tribal Agreement (Lakes Management — Cimarron Casino) dated March 23, 2006
2. Proposed Ioway Casino Project
     a. Management Contract dated May 23, 2007
9 Exhibit A — Legal Description of Gaming Site
9 Exhibit B — Ioway Resolution of Approval and Grant of Limited Waiver of Immunity from Suit
9 Exhibit C — Iowa Tribe Resolution of Approval and Grant of Limited Waiver of Immunity from Suit
     b. Transaction Documents dated May 23, 2007 related to Management contract
9 Scope of Project Description Sheet
9 Operating Note
9 Dominion Account Agreement
9 Security Agreement with 9 UCC-1 Financing Statement form (and 9 Exhibit A and 9 Exhibit B thereto)
9 Indemnity Agreement
     c. Ioway Casino related documents including:
9 Gaming Development Consulting Agreement dated January 27, 2005 between Iowa Corp, the Iowa Tribe and Lakes Iowa Consulting, LLC
9 Iowa Corp Resolution IC-05-03 regarding Limited Waiver of Sovereign

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Immunity (Consulting Agreement)
9 Iowa Tribe Resolution I-05-10 regarding Limited Waiver of Sovereign Immunity (Consulting Agreement)
9 Assignment and Assumption Agreement (Consulting) dated May 23, 2007
9 Iowa Corp Resolution FC-07-03 regarding approval of the assignment and assumption
9 Iowa Tribe Resolution I-07-39 regarding approval of the assignment and assumption
9 Ioway Resolution ICE-07-07 regarding approval of the assignment and assumption
9 May 23, 2007 Amendment to Gaming Operations Consulting Agreement
9 Iowa Tribe Resolution I-07-38 regarding approval of and waiving sovereign immunity in connection with the May 23, 2007 Amendment
9 Ioway Resolution ICE-07-06 regarding approval of and waiving sovereign immunity in connection with the May 23, 2007 Amendment
9 Amended and Restated Ioway Note dated May 23, 2007 with 9 Schedule A (Schedule of Advances)
9 Ioway Consulting Fees Note dated May 23, 2007
9 Tribal Agreement (Lakes Iowa Consulting — Cimarron Casino) dated January 27, 2005 between the Iowa Tribe and Lakes Iowa Consulting, LLC
9 Iowa Tribe Resolution I-05-10 approving and waiving sovereign immunity in connection with the Tribal Agreement (Lakes Iowa Consulting) dated January 27, 2005
9 Dominion Account Agreement (Consulting) dated January 27, 2005
9 Security Agreement (Consulting) dated January 27, 2005 with 9 UCC-1 Financing Statement form (and 9 Exhibit A and 9 Exhibit B thereto)
9 Construction Contract [none executed as of July 12, 2007]
9 Design Agreement [none executed as of July 12, 2007]
9 Assignment and Assumption Agreement (Management) dated May 23, 2007
9 Iowa Corp Resolution FC-07-04 regarding approval of the assignment and assumption
9 Iowa Tribe Resolution I-07-41 regarding approval of the assignment and assumption
9 Ioway Resolution ICE-07-08 regarding approval of the assignment and assumption
9 Tribal Agreement (Lakes Management — Cimarron Casino) dated May 23, 2007 between the Iowa Tribe and Lakes Iowa Management, LL
9 Iowa Tribe Resolution I-07-40 approving and waiving sovereign immunity in connection with the Tribal Agreement (Lakes Management — Cimarron Casino) dated May 23, 2007

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3. Any and all amendments to or replacements for the contracts or documents listed in Items 1-2 above.
4. Any and all decisions made by the Development Committee established under the Gaming Development Consulting Agreement relating to the proposed Ioway Casino project.